Exhibit 10.1

UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

Written Agreement by and between SONOMA VALLEY BANCORP Sonoma, California and FEDERAL RESERVE BANK OF SAN FRANCISCO San Francisco, California	Docket No. 10-173 -WA/RB-HC

WHEREAS, Sonoma Valley Bancorp, Sonoma, California (“Sonoma”), a registered bank holding company, owns and controls Sonoma
Valley Bank, Sonoma, California (the “Bank”), a state-chartered nonmember bank;

WHEREAS, it is the common goal of Sonoma and the Federal Reserve Bank of San Francisco (the “Reserve Bank”) to maintain the financial soundness of Sonoma so that Sonoma may serve as a source of strength to the Bank;

WHEREAS, Sonoma and the Reserve Bank have mutually agreed to enter into this Written Agreement (the “Agreement”); and

WHEREAS, on August 4, 2010, the board of directors of Sonoma, at a duly constituted meeting, adopted a resolution authorizing and directing Robert Nicholas to enter into this Agreement on behalf of Sonoma, and consenting to compliance with each and every provision of this Agreement by Sonoma and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit
                Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u) and 1818(b)(3)).

NOW, THEREFORE, Sonoma and the Reserve Bank agree as follows:

                Source of Strength

1.     The board of directors of Sonoma shall take appropriate steps to fully utilize Sonoma’s financial and managerial resources, pursuant to section
225.4(a) of Regulation Y of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including, but not limited to, taking steps to ensure that the Bank complies with the Consent Order entered into with the Federal Deposit Insurance Corporation (the “FDIC”) and the California Department of Financial Institutions (the “CDFI”) on May 18, 2010 and any
other supervisory action taken by the Bank’s federal or state regulator.

                Dividends

2. (a)     Sonoma shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking
               Supervision and Regulation of the Board of Governors.

     (b)    Sonoma shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

     (c)    All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date. All requests shall contain, at a minimum, current and projected information on Sonoma’s capital, earnings, and cash flow; the

             Bank’s capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment. For requests to declare or pay dividends, Sonoma must also demonstrate that the requested declaration or payment of dividends is consistent with the B oard of Governors’
             Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory
             Service, 4-877 at page 4-323).

              Debt and Stock Redemption

              3. (a)       Sonoma and any nonbank subsidiary shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the
               Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

   (b)       Sonoma shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

              Cash Flow Projections

              4.     Within 60 days of this Agreement, Sonoma shall submit to the Reserve Bank a written statement of its planned sources and uses of cash for debt service, operating expenses, and other purposes (“Cash Flow Projection”) for the remainder of 2010. Sonoma shall submit to the Reserve Bank a
              Cash Flow Projection for each calendar year subsequent to 2010 at least one month prior to the beginning of that calendar year.

              Affiliate Transactions

              5. (a)        Sonoma shall take all necessary action to ensure that the Bank complies with sections 23A and 23B of the Federal Reserve Act (12 U .S.C. §§ 371 c
               and 371 c-1) and

              Regulation W of the Board of Governors (12 C.F.R. Part 223) in all transactions between the Bank and Sonoma.

                     (b)     Sonoma shall not cause the Bank to violate any provision of sections 23A and 23B of the Federal Reserve Act or Regulation W
                               of the Board of Governors.

              Compliance with Laws and Regulations

              6. (a)     In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, Sonoma shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.).

    (b)     Sonoma shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FD I Act (12 U .S.C. § 1828(k))
              and Part 359 of the Federal Deposit Insurance Corporation’s regulations (12 C.F.R. Part 359).

              Progress Reports

              7. Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders’ equity.

               Communications

                8.     All communications regarding this Agreement shall be sent to:

(a)	Mr. Kevin E. Zerbe Vice President Banking Supervision and Regulation Federal Reserve Bank of San Francisco 101 Market Street, Mail Stop 920 San Francisco, California 94105

(b)	M r. Robert Nicholas Chairman of the Board Sonoma Valley Bancorp 202 West Napa Street Sonoma, California 95476

               Miscellaneous

                9.      Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion, grant written extensions of time to Sonoma to comply with any provision of this  Agreement.

10.    The provisions of this Agreement shall be binding upon Sonoma and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

11.     Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

12.     The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting Sonoma, the Bank, any nonbank subsidiary of Sonoma, or any of their current or former institution-affiliated parties and their successors and assigns.

                  13.     Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section
                            8 of the FDI Act (12 U.S.C. § 1818).

  IN W ITN ESS WHEREOF, the parties have caused this Agreement to be executed as of the 4th day of August, 2010.

SONOMA BANCORP	FEDERAL RESERVE BANK OF SAN FRANCISCO
By: /s/ Robert Nicholas	By: /s/ Kenneth R. Binning
Robert Nicholas	Kenneth R. Binning
Chairman of the Board	Vice President